Exhibit 10.12

KALEYRA, INC.

2019 EQUITY INCENTIVE PLAN

Incentive Stock Option

1.	Grant of Option.

This certificate evidences an incentive stock option (this “Stock Option”) granted by Kaleyra, Inc., a Delaware corporation (the “Company”), to you, an employee of the Company or its Affiliates (the “Participant”) pursuant to the Company’s 2019 Equity Incentive Plan (as from time to time in effect, the “Plan”). Under this Stock Option, the Participant may purchase, in whole or in part, on the terms herein provided, shares of common stock of the Company (the “Shares”) at a price which is not less than the fair market value of the Shares on the date of grant of this Stock Option. The latest date on which this Stock Option, or any part thereof, may be exercised is ten years from the date of grant (the “Final Exercise Date”). The Stock Option evidenced by this certificate is intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Unless otherwise defined in this Stock Option, the terms used in this Stock Option shall have the meaning defined in the Plan.

This Stock Option is exercisable as per vesting cumulative installments prior to the final exercise date, as noted under the Grant Summary Table attached to this Stock Option.

Notwithstanding the foregoing, upon termination of the Participant’s Employment, any portion of this Stock Option that is not then exercisable will immediately expire and the remainder of this Stock Option will remain exercisable for three months (unless termination of the Participant’s Employment resulted from reasons that in the determination of the Administrator cast such discredit on the Participant as to justify immediate forfeiture of this Stock Option, in which case this entire Option shall immediately expire and no portion thereof shall remain exercisable); provided, that any portion of this Stock Option held by the Participant immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for one year following the Participant’s death; and further provided, that in no event shall any portion of this Stock Option be exercisable after the Final Exercise Date.

2.	Exercise of Stock Option.

Each election to exercise this Stock Option shall be in writing (in a form designated by the Company) signed by the Participant or the Participant’s executor, administrator, or legally appointed representative (in the event of the Participant’s incapacity) or the person or persons to whom this Stock Option is transferred by will or the applicable laws of descent and distribution (collectively, the “Option Holder”), and received by the Company at its principal office, accompanied by this certificate and payment in full as provided in the Plan. Subject to the further terms and conditions provided in the Plan, the purchase price may be paid as follows: (i) by delivery of cash or check acceptable to the Administrator; (ii) through a broker-assisted exercise program acceptable to the Administrator; or (iii) through any combination of the foregoing. In the event that this Stock Option is exercised by an Option Holder other than the Participant, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Stock Option.

3.	Notice of Disposition.

The person exercising this Stock Option shall notify the Company when making any disposition of the Shares acquired upon exercise of this Stock Option, whether by sale, gift or otherwise.

4.	Restrictions on Transfer of Shares.

If at the time this Stock Option is exercised the Company or any of its stockholders is a party to any agreement restricting the transfer of any outstanding shares of the Company’s common stock, the Administrator may provide that this Stock Option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement or agreements specified by the Administrator).

5.	Withholding; Agreement to Provide Security.

If at the time this Stock Option is exercised the Company determines that under applicable law and regulations it could be liable for the withholding of any federal or state tax upon exercise or with respect to a disposition of any Shares acquired upon exercise of this Stock Option, this Stock Option may not be exercised unless the person exercising this Stock Option remits to the Company any amounts determined by the Company to be required to be withheld upon exercise (or makes other arrangements satisfactory to the Company for the payment of such taxes) and gives such security as the Company deems adequate to meet its potential liability for the withholding of tax upon a disposition of the Shares and agrees to augment such security from time to time in any amount reasonably determined by the Company to be necessary to preserve the adequacy of such security.

6.	Nontransferability of Stock Option.

This Stock Option is not transferable by the Participant otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf). It may not be transferred pursuant to a domestic relations order.

7.	Provisions of the Plan.

This Stock Option is subject to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Stock Option has been furnished to the Participant. By exercising all or any part of this Stock Option, the Participant agrees to be bound by the terms of the Plan and this certificate. All initially capitalized terms used herein will have the meaning specified in the Plan, unless another meaning is specified herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

KALEYRA, INC.

By:

Name:

Title:

Acknowledged

[Name of Participant]

Dated:

3

NOTICE OF NONSTATUTORY STOCK OPTION OF KALEYRA, INC.

GRANT SUMMARY TABLE

Company Name	Kaleyra, Inc.

Plan	Kaleyra, Inc. 2019 EIP

Participant Name

Participant Address

Grant/Award Type	Incentive Stock Option

Share Amount

Grant/Award Price

Grant/Award Date

Initial Vesting Date

Final Exercise Date

VESTING SCHEDULE

Vesting Date	No. of Shares